Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-40472 of KeySpan Corporation on Form S-8 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of the KeySpan Energy 401(k) Plan for Union Employees for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
New York, New York

June 29, 2005